Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

Alan Levin Elected Chairman of the Board of Directors

Albert Eilender to Remain as Chairman Emeritus until Retiring at 2018 Annual Meeting

PORT WASHINGTON, N.Y., June 1, 2018 -- ACETO Corporation (NASDAQ:ACET), an international company engaged in the development, marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, today announced that the Board has elected Vice Chairman Alan Levin as Non-Executive Chairman of the Board effective July 1, 2018.

Albert Eilender has informed the Board of his intention to step down from his position as Executive Chairman on June 30, 2018, the conclusion of the Company’s current fiscal year. As a transition step, he will continue to serve as a director and remain employed by the Company as Chairman Emeritus until the Company holds its 2018 Annual Meeting in December 2018, at which point he will retire. Having reached the Company’s mandatory retirement age for directors, Mr. Eilender is not eligible to stand for re-election to the Board at the 2018 Annual Meeting.

“It has been an honor and a privilege to have spent the past 18 years of my career associated with ACETO and to have set the Company on its path toward becoming a Human Health business,” said Mr. Eilender. “During this time of continued generics industry headwinds, there is no person better suited to succeed me than Alan Levin. He not only possesses many years’ experience as a pharmaceutical company executive, complementing CEO Bill Kennally’s industry background, but he has been a thought leader to the Company’s directors and management team since joining the Board in 2013. I am thankful to all of our employees and partners who have helped create the ACETO of today, and I look forward to assisting the Board in ensuring a smooth leadership transition.”

Mr. Levin said, “The entire Board joins me in thanking Al Eilender for his leadership over the past 18 years. His deep understanding of both the chemicals and pharmaceuticals industries has been a key factor in charting the Company’s path toward becoming a Human Health business. The entire Board joins me in wishing Al the best in his retirement this December after the Annual Meeting. I very much look forward to leading the Board and working with Bill Kennally and the senior management team in guiding the Company’s strategic decisions to maximize shareholder value.”

Mr. Eilender has served in various executive capacities since joining the ACETO Board in 2000. He served as Lead Independent Director from 2005 to 2009 and as Chief Executive Officer of the Company from September 2010 to January 2013, and has served as Executive Chairman of the Board since 2015.

Mr. Levin first joined the ACETO Board in December 2013 and became Lead Independent Director in July 2016. Prior to joining the ACETO Board, Mr. Levin had held various financial positions during a twenty-year tenure with Pfizer, including Chief Financial Officer (2005 and 2007), and served as Chief Financial Officer at Endo Health Solutions between 2009 and 2013.

About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in ACETO’s forward-looking statements may not occur. Generally, ACETO’s forward-looking statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission (“SEC”), including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and other SEC filings. Copies of these filings are available at www.sec.gov.

ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in ACETO’s forward-looking statements. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA

Jody Burfening

jburfening@lhai.com

(212) 838-3777